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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported) January 3, 1997




                                HA-LO Industries, Inc.
                                ----------------------
                (Exact name of registrant as specified in its charter)




   Illinois                            0-20758                   36-3573412
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(State or other                      (Commission              (I.R.S. Employer
jurisdiction of                      File Number)            Identification No.)
 incorporation)




                   5980 Touhy Avenue, Niles, Illinois         60714
                 ----------------------------------------------------
                (Address of principal executive offices)   (Zip Code)




          Registrant's telephone number, including area code (847) 647-2300




                                         N/A
--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report.)

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

    Effective as of January 3, 1997, HA-LO Industries, Inc. (the
"Registrant"), acquired the stock (the "Acquisition") of Creative Concepts in Advertising of Beverly Hills, Michigan and 1132832 Ontario, Inc. (together "CCA"). Prior to the Acquisition, CCA was engaged in a line of business which was similar to that of the Registrant: namely, the creation, development, world-wide marketing and distribution of advertising specialty, promotion and premium products. In connection with the Acquisition, the Registrant acquired substantially all of the operating assets of CCA, including, without limitation, inventory, equipment, intellectual property, real property, customer lists and accounts receivable. The aggregate value of the stock issued by the Registrant in connection with the Acquisition is approximately $72.0 million. Such purchase price was determined according to a formula agreed upon by the parties through arms' length negotiations and is subject to adjustments for certain customary prorations. Prior to the Acquisition, neither the Registrant nor any of its affiliates, directors or officers, or associates of such directors and officers, had any material relationship with CCA.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a), (b) The requisite financial information pertaining to the Acquisition will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 60 days after the date by which this Form 8-K is required to be filed.


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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto to duly authorized.


                                       HA-LO INDUSTRIES, INC.


                                       By: /s/ Gregory J. Kilrea
                                          ---------------------------------
                                               Gregory J. Kilrea
                                            Chief Financial Officer

Dated:   January 15, 1997


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